SUB-ITEM 77Q(1)(g)

                               AGREEMENT AND PLAN
                        OF REORGANIZATION AND LIQUIDATION

     AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION dated as of August 6, 2001 (the "Agreement"), by and between the UAM Funds Trust, a Delaware business trust (the "UAM Funds"), with its principal place of business at One Freedom Valley Drive, Oaks, Pennsylvania 19456, with regard to its Pell Rudman Mid Cap Growth Portfolio (the "Acquired Fund"); and INVESCO Counselor Series Funds, Inc., a Maryland Corporation (the "INVESCO Counselor Funds"), with its principal place of business at 7800 East Union Avenue, Denver, Colorado 80237, with regard to the INVESCO Mid-Cap Growth Fund ("Acquiring Fund").

     WHEREAS, UAM Funds was organized under Delaware law as a business trust under an Agreement and Declaration of Trust dated April 26, 1994. UAM Funds is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Acquired Fund is a validly existing series of UAM Funds;

     WHEREAS, the INVESCO Counselor Funds was organized under Maryland law as a corporation under Articles of Incorporation dated April 24, 2000 (last amended on May 2, 2001). INVESCO Counselor Funds is an open-end management investment company registered under the 1940 Act. INVESCO Counselor Funds has authorized capital consisting of 4,000,000,000 shares of common stock with $0.01 par value. The Acquiring Fund is a duly organized and validly existing series of the INVESCO Counselor Funds;

     NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties hereto agree to effect the transfer of all of the assets of the Acquired Fund solely in exchange for the assumption by the Acquiring Fund of all or substantially all of the liabilities of the Acquired Fund and shares of the appropriate class of the Acquiring Fund ("Acquiring Fund Shares") followed by the distribution, at the Effective Time (as defined in Section 12 of this Agreement), of such Acquiring Fund Shares to the holders of Institutional Class Shares of the Acquired Fund ("Acquired Fund Shares") on the terms and conditions hereinafter set forth in liquidation of the Acquired Fund. The parties hereto covenant and agree as follows:

1. PLAN OF REORGANIZATION. At the Effective Time, the Acquired Fund will assign, deliver and otherwise transfer all of its assets and good and marketable title thereto, and assign all of the liabilities as are set forth in a statement of assets and liabilities, to be prepared as of the Valuation Time (the "Statement of Assets and Liabilities") to the Acquiring Fund free and clear of all liens, encumbrances and adverse claims except as provided in this Agreement, and the Acquiring Fund shall acquire all such assets, and shall assume all such liabilities of the Acquired Fund, in exchange for delivery to the Acquired Fund by the Acquiring Fund of a number of Acquiring Fund Shares (both full and fractional) equivalent in number and value to the Acquired Fund Shares outstanding at the Valuation Time. Shareholders of record of Institutional Class Shares of the Acquired Fund at the Effective Time will be credited with full and fractional Institutional Class Shares of the Acquiring Fund. At the Effective Time, each shareholder of record of the Acquired Fund as of the record date (the "Distribution Record Date") with respect to any unpaid dividends and other distributions that were declared before the Effective Time, shall have the right to receive such unpaid dividends and distributions with respect to the shares of such Acquired Fund that such person held on the Distribution Record Date. The assets and stated liabilities of the Acquired Fund shall be exclusively assigned to and assumed by the Acquiring Fund. All debts, liabilities, obligations and duties of the Acquired Fund, to the extent that they exist at or after the Effective Time shall after the Effective Time attach to the Acquiring Fund and may be enforced against the Acquiring Fund to the same extent as if the same had been incurred by the Acquiring Fund.

2. TRANSFER OF ASSETS. The assets of the Acquired Fund to be acquired by the Acquiring Fund shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable) as set forth in the Statement of Assets and Liabilities, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Acquired Fund, and all other property owned by the Acquired Fund at the Effective Time.

3.  CALCULATIONS.

    (a) The number of Acquiring Fund Shares issued to the Acquired Fund pursuant to Section 1 hereof will be the number of outstanding Acquired Fund Shares at the Valuation Time.

    (b) The net asset value of each class of the Acquiring Fund Shares shall be the net asset value of the Acquired Fund's shares at the Valuation Time.

4. VALUATION OF ASSETS. The value of the assets of the Acquired Fund shall be the value of such assets computed as of the time at which the Acquired Fund's net asset value is calculated at the Valuation Time (as hereinafter defined). The net asset value of the assets of the Acquired Fund to be transferred to the Acquiring Fund shall be computed by UAM Funds (and shall be subject to adjustment by the amount, if any, agreed to by UAM Funds and the Acquired Fund and INVESCO Counselor Funds and the Acquiring Fund). In determining the value of the securities transferred by the Acquired Fund to the Acquiring Fund, each security shall be priced in accordance with the pricing policies and procedures of the Acquired Fund as described in its then current prospectus and statement of additional information. For such purposes, price quotations and the security characteristics relating to establishing such quotations shall be determined by UAM Funds, provided that such determination shall be subject to the approval of INVESCO Counselor Funds. UAM Funds and INVESCO Counselor Funds agree to use all commercially reasonable efforts to resolve, prior to the Valuation Time, any material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of the Acquiring Fund and those determined in accordance with the pricing policies and procedures of the Acquired Fund.

5. VALUATION TIME. The valuation time shall be 4:00 p.m., Eastern Time, on October 1, 2001, or such earlier or later date and time as may be mutually agreed in writing by an authorized officer of each of the parties (the "Valuation Time"). Notwithstanding anything herein to the contrary, in the event that at the Valuation Time (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of INVESCO Counselor Funds or UAM Funds, accurate appraisal of the value of the net assets of the Acquired Fund is impracticable, the Valuation Time shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the Acquired Fund can be made.

6. LIQUIDATION OF THE ACQUIRED FUND AND CANCELLATION OF SHARES. At the Effective Time, the Acquired Fund will liquidate and the Acquiring Fund Shares (both full and fractional) received by the Acquired Fund will be distributed to the shareholders of record of the Acquired Fund as of the Effective Time in exchange for Acquired Fund Shares and in complete liquidation of the Acquired Fund. Each shareholder of the Acquired Fund will receive a number of Acquiring Fund Shares equal in number and value to the Acquired Fund Shares held by that shareholder, and each Acquiring Fund and Acquired Fund Shares will be of equivalent net asset value per share. Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of the Acquiring Fund in the name of each shareholder of the Acquired Fund and representing the number of Acquiring Fund Shares due such shareholder. All of the issued and outstanding shares of the Acquired Fund shall be cancelled on the books of UAM Funds at the Effective Time and shall thereafter represent only the right to receive
Acquiring Fund Shares. The Acquired Fund's transfer books shall be closed permanently.

7.   REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUND.

The Acquiring Fund represents and warrants to the Acquired Fund as follows:

     (a) Organization, Existence, etc. INVESCO Counselor Funds is a corporation duly organized and validly existing under the laws of the State of Maryland and has the power to carry on its business as it is now being conducted.

     (b) Registration as Investment Company. INVESCO Counselor Funds is registered under the 1940 Act as an open-end management investment company; such registration has not been revoked or rescinded and will be in full force and effect.

     (c) Shares to be Issued Upon Reorganization. The Acquiring Fund Shares to be issued in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and non-assessable. Prior to the Effective Time, there shall be no issued and outstanding Acquiring Fund Shares or any other securities issued by the Acquiring Fund.

     (d) Authority Relative to this Agreement. INVESCO Counselor Funds, on behalf of the Acquiring Fund, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by INVESCO Counselor Funds' Board of Directors, and no other proceeding by the Acquiring Fund is necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. The Acquiring Fund is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

     (e) Liabilities. To the Acquiring Fund's knowledge, there are no liabilities of the Acquiring Fund, whether or not determined or determinable, other than liabilities incurred in the ordinary course of business subsequent to the Effective Time, or otherwise previously disclosed to the Acquired Fund, none of which has been materially adverse to the business, assets or results of operations of the Acquiring Fund. INVESCO Counselor Funds' Registration Statement, which is on file with the Securities and Exchange Commission, does not contain an untrue statement of material fact or omit a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading.

     (f) Litigation. Except as previously disclosed to the Acquired Fund, there are no claims, actions, suits or proceedings pending or, to the actual knowledge of the Acquiring Fund, threatened which would materially adversely affect the Acquiring Fund or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

     (g) Contracts. Except for contracts and agreements disclosed to the Acquired Fund, under which no default exists, the Acquiring Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever with respect to the Acquiring Fund.

     (h) Taxes. As of the Effective Time, all Federal and other tax returns and reports of the Acquiring Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquiring Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.

8.    REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED FUND.

The Acquired Fund represents and warrants to the Acquiring Fund as follows:

     (a) Organization, Existence, etc. UAM Funds is a business trust duly organized and validly existing under the laws of the State of Delaware and has the power to carry on its business as it is now being conducted.

     (b) Registration as Investment Company. UAM Funds is registered under the 1940 Act as an open-end management investment company; such registration has not been revoked or rescinded and is in full force and effect.

     (c) Financial Statements. The audited financial statements of UAM Funds relating to the Acquired Fund for the fiscal year ended April 30, 2001, and the unaudited financial statements of the Acquired Fund for the fiscal period from May 1, 2001 to September 30, 2001, (the "Acquired Fund Financial Statements"), as delivered to the Acquiring Fund, fairly present the financial position of the Acquired Fund as of the dates thereof, and the results of its operations and changes in its net assets for the periods indicated.

     (d) Marketable Title to Assets. The Acquired Fund will have, at the Effective Time, good and marketable title to, and full right, power and authority to sell, assign, transfer and deliver, the assets to be transferred to the Acquiring Fund. Upon delivery and payment for such assets, the Acquiring Fund will have good and marketable title to such assets without restriction on the transfer thereof free and clear of all liens, encumbrances and adverse claims.

     (e) Authority Relative to this Agreement. UAM Funds, on behalf of the Acquired Fund, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the UAM Funds' Board of Trustees, and, except for approval by the shareholders of the Acquired Fund, no other proceeding by the Acquired Fund is necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. The Acquired Fund is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

     (f) Liabilities. To the Acquired Fund's knowledge, there are no liabilities of the Acquired Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquired Fund Financial Statements and liabilities incurred in the ordinary course of business prior to the Effective Time, or otherwise previously disclosed to the Acquiring Fund, none of which has been materially adverse to the business, assets or results of operations of the Acquired Fund. UAM Funds' Registration Statement, which is on file with the Securities and Exchange Commission, does not contain an untrue statement of a material fact or omit a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading.

     (g) Litigation. Except as previously disclosed to the Acquiring Fund, there are no claims, actions, suits or proceedings pending or, to the knowledge of the Acquired Fund, threatened which would materially adversely affect the Acquired Fund or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

     (h) Contracts. Except for contracts and agreements disclosed to the Acquiring Fund, under which no default exists, the Acquired Fund, at the Effective Time, is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever.

     (i) Taxes. As of the Effective Time, all Federal and other tax returns and reports of the Acquired Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND.

     (a) All representations and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time. At the Effective Time, INVESCO Counselor Funds shall have received a certificate from the President or Vice President of UAM Funds, dated as of such date, certifying on behalf of UAM Funds that as of such date the conditions set forth in this clause (a) have been met.

     (b) The Acquiring Fund shall have received an opinion of counsel for the Acquired Fund, dated as of the Effective Time, addressed to and in form and substance satisfactory to counsel for the Acquiring Fund, to the effect that (i) UAM Funds is duly organized under the laws of the State of Delaware and the Acquired Fund is a validly existing series of UAM Funds; (ii) UAM Funds is an open-end management investment company registered under the 1940 Act; (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite corporate action of UAM Funds and this Agreement has been duly executed and delivered by UAM Funds on behalf of the Acquired Fund and is a valid and binding obligation of UAM Funds on behalf of the Acquired Fund, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally and such counsel shall express no opinion with respect to the application of equitable principles on any proceeding, whether at law or in equity, as to the enforceability of any provision of the Agreement relating to remedies after default, as to availability of any specific or equitable relief of any kind or with respect to the provision of this Agreement intended to limit liability for a particular matter for the Acquired Fund and its assets, including but not limited to
Section 21 of this Agreement; and (iv) to the best of counsel's knowledge, no consent, approval, order or other authorization of any Federal or state court or administrative or regulatory agency is required for UAM Funds to enter into this Agreement on behalf of the Acquired Fund or carry out its terms that has not been obtained other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquired Fund.

     (c) The Acquired Fund shall have delivered to the Acquiring Fund at the Effective Time the Acquired Fund's Statement of Assets and Liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the Treasurer or Assistant Treasurer of the Acquired Fund as to the aggregate asset value of the Acquired Fund's portfolio securities.

     (d) At the Effective Time, UAM Funds shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by UAM Funds prior to or at the Effective Time and INVESCO Counselor Funds shall have received a certificate from the President or Vice President of UAM Funds, dated as of such date, certifying on behalf of UAM Funds that the conditions set forth in this clause
(d) have been, and continue to be, satisfied.

10.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND.

     (a) All representations and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time. At the Effective Time, UAM Funds shall have received a certificate from the President or Vice President of INVESCO Counselor Funds, dated as of such date, certifying on behalf of INVESCO Counselor Funds that as of such date the conditions set forth in this clause (a) have been met.

     (b) The Acquired Fund shall have received an opinion of counsel for the Acquiring Fund, dated as of the Effective Time, addressed to and in form and substance satisfactory to counsel for the Acquired Fund, to the effect that: (i) the Acquiring Fund is a duly organized and validly existing series of INVESCO Counselor Funds under the laws of the State of Maryland; (ii) INVESCO Counselor Funds is an open-end management investment company registered under the 1940 Act; (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite corporate action of INVESCO Counselor Funds on behalf of the Acquiring Fund and this Agreement has been duly executed and delivered by the INVESCO Counselor Funds on behalf of the Acquiring Fund and is a valid and binding obligation of the INVESCO Counselor Funds on behalf of the Acquiring Fund, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally;
(iv) to the best of counsel's knowledge, no consent, approval, order or other authorization of any Federal or state court or administrative or regulatory agency is required for INVESCO Counselor Funds on behalf of the Acquiring Fund to enter into this Agreement or carry out its terms that has not already been obtained, other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquiring Fund; and (v) the Acquiring Fund Shares to be issued in the Reorganization have been duly authorized and upon issuance thereof in accordance with this Agreement will be validly issued, fully paid and non-assessable.

     (c) At the Effective Time, INVESCO Counselor Funds shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by INVESCO Counselor Funds prior to or at the Effective Time and UAM Funds shall have received a certificate from the President or Vice President of INVESCO Counselor Funds, dated as of such date, certifying on behalf of INVESCO Counselor Funds that the conditions set forth in this clause (c) have been, and continue to be, satisfied.

11. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND AND THE ACQUIRING FUND. The obligations of the Acquired Fund and the Acquiring Fund to effectuate this Agreement shall be subject to the satisfaction of each of the following conditions:

     (a) Such authority from the Securities and Exchange Commission (the "SEC") and state securities commissions as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received.

     (b) With respect to the Acquired Fund, UAM Funds will call a meeting of shareholders to consider and act upon this Agreement and to take all other actions reasonably necessary to obtain the approval by shareholders of the Acquired Fund of this Agreement and the transactions contemplated herein, including the Reorganization and the termination of the Acquired Fund if the Reorganization is consummated. UAM Funds has prepared or will prepare the notice of meeting, form of proxy and proxy statement (collectively, "Proxy Materials") to be used in connection with such meeting; provided that the Acquiring Fund has furnished or will furnish information relating to the Acquiring Fund as is reasonably necessary for the preparation of the Proxy Materials.

     (c) The Registration Statement on Form N-1A of the Acquiring Fund shall be effective under the Securities Act of 1933 and, to the best knowledge of the Acquiring Fund, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

     (d) The shares of the Acquiring Fund shall have been duly qualified for offering to the public in all states of the United States, the Commonwealth of Puerto Rico and the District of Columbia (except where such qualifications are not required) so as to permit the transfer contemplated by this Agreement to be consummated.

     (e) The Acquired Fund and the Acquiring Fund shall have received on or before the Effective Time an opinion of counsel satisfactory to the Acquired Fund and the Acquiring Fund substantially to the effect that for Federal income tax purposes:

          (1) No gain or loss will be recognized to the Acquired Fund upon the transfer of its assets in exchange solely for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Acquired Fund's stated liabilities;

          (2) No gain or loss will be recognized to the Acquiring Fund on its receipt of the Acquired Fund's assets in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Acquired Fund's liabilities;

          (3) The basis of the Acquired Fund's assets in the Acquiring Fund's hands will be the same as the basis of those assets in the Acquired Fund's hands immediately before the conversion;

          (4) The Acquiring Fund's holding period for the assets transferred to the Acquiring Fund by the Acquired Fund will include the holding period of those assets in the Acquired Fund's hands immediately before the conversion;

          (5) No gain or loss will be  recognized  to the  Acquired  Fund on the
     distribution   of  the  Acquiring  Fund  Shares  to  the  Acquired   Fund's
     shareholders in exchange for their Acquired Fund Shares;

          (6) No gain or loss will be recognized to the Acquired Fund's shareholders as a result of the Acquired Fund's distribution of Acquiring Fund Shares to the Acquired Fund's shareholders in exchange for the Acquired Fund's shareholders' Acquired Fund Shares;

          (7) The basis of the Acquiring Fund Shares received by the Acquired Fund's shareholders will be the same as the adjusted basis of that Acquired Fund's shareholders' Acquired Fund Shares surrendered in exchange therefor; and

          (8) The holding period of the Acquiring Fund Shares received by the Acquired Fund' shareholders will include the Acquired Fund's shareholders' holding period for the Acquired Fund's shareholders' Acquired Fund Shares surrendered in exchange therefor, provided that said Acquired Fund Shares were held as capital assets on the date of the conversion.

     (f) A vote approving this Agreement and the Reorganization contemplated hereby shall have been adopted by at least a majority of the outstanding voting securities of the Acquired Fund (as defined by the 1940 Act).

     (g) The Board of Directors of INVESCO Counselor Funds, at a meeting duly called for such purpose, shall have authorized the issuance by the Acquiring Fund of Acquiring Fund Shares at the Effective Time in exchange for the assets of the Acquired Fund pursuant to the terms and provisions of this Agreement.

12. EFFECTIVE TIME OF THE REORGANIZATION. The exchange of the Acquired Fund's assets for Acquiring Fund Shares shall be effective as of the close of business on October 1, 2001, or at such other time and date as fixed by the mutual consent of the parties (the "Effective Time").

13. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated and abandoned without penalty by resolution of the Board of Trustees of UAM Funds and/or by resolution of the Board of Directors of INVESCO Counselor Funds, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of either Board, make proceeding with the Agreement inadvisable.

14. AMENDMENT. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; provided, however, no such amendment may have the effect of changing the provisions for determining the number or value of Acquiring Fund Shares to be paid to the Acquired Fund's shareholders under this Agreement to the detriment of the Acquired Fund's shareholders.

15. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado.

16. NOTICES. Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier addressed as follows:

If to the Acquired Fund:

                              Linda T. Gibson, Esq.
                              Old Mutual (US) Holdings
                              One International Place
                              44th Floor
                              Boston, MA 02110



With a copy to:               Audrey C. Talley, Esq.
                              Drinker Biddle & Reath LLP
                              One Logan Square
                              18th & Cherry Streets
                              Philadelphia, PA 19103


If to the Acquiring Fund:

                              Glen Payne, Esq.
                              INVESCO Funds Group, Inc.
                              7800 East Union Avenue
                              Denver, CO  80237

17.  FEES AND EXPENSES.

     (a) The Acquiring Fund and the Acquired Fund each represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     (b) Except as otherwise provided for herein, all expenses of the transactions contemplated by this Agreement incurred by the Acquired Fund and the Acquiring Fund will be borne by AMVESCAP, plc. Such expenses include, without limitation, (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) expenses associated with the preparation and filing of the Proxy Statement under the 1934 Act; (iii) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection herewith in each state in which the Acquired Fund's shareholders are resident as of the date of the mailing of the Proxy Statement to such shareholders; (iv) postage; (v) printing; (iv) accounting fees; (vii) legal fees; and (viii) solicitation costs of the transaction. Notwithstanding the foregoing, the Acquiring Fund shall pay its own Federal and state registration fees.

18.  HEADINGS, COUNTERPARTS, ASSIGNMENT.

     (a) The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

19. ENTIRE AGREEMENT. The Acquiring Fund and the Acquired Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

20. FURTHER ASSURANCES. The Acquiring Fund and the Acquired Fund shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

21. BINDING NATURE OF AGREEMENT. As provided in INVESCO Counselor Funds' Articles of Incorporation on file with the Secretary of the State of Maryland, this Agreement was executed by the undersigned officers of INVESCO Counselor Funds, on behalf of the Acquiring Fund, as officers and not individually, and the obligations of this Agreement are not binding upon the undersigned officers individually, but are binding only upon the assets and property of INVESCO Counselor Funds. Moreover, no series of INVESCO Counselor Funds shall be liable for the obligations of any other series of that corporation. This Agreement was executed by the undersigned officers of UAM Funds on behalf of the Acquired Fund, as officers and not individually, and the obligations of this Agreement are not binding upon the undersigned officers individually, but are binding only upon the assets and property of UAM Funds. Moreover, no series of UAM Funds shall be liable for the obligations of any other series of that trust.

                                       INVESCO COUNSELOR SERIES FUNDS, INC., on behalf of its series, the INVESCO Mid-Cap Growth Fund

ATTEST:

/s/ Glen Payne                         By:/s/ Mark H. Williamson
--------------                            ----------------------
Glen Payne                                Mark H. Williamson
Secretary                                 Chief Executive Officer



                                       UAM FUNDS TRUST, on behalf of its series,
ATTEST:                                the Pell Rudman Mid Cap Growth Portfolio

/s/ Linda T. Gibson                    By:/s/ James F. Orr, III
-------------------                       ---------------------
Linda T. Gibson                           James F. Orr, III
Secretary                                 President



                                       AMVESCAP, plc, hereby joins in this
ATTEST:                                Agreement with respect to, and agrees to
                                       be bound by Section 17.
___________________________________
Secretary                              By:/s/ Robert F. McCullough
                                          ------------------------
                                          Robert F. McCullough
                                          Chief Financial Officer